         VOID AFTER 5:00 P.M., CALIFORNIA TIME,
         ON APRIL 11, 2005



         THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

Date:    April 11, 2000



                             TREGA BIOSCIENCES, INC.
                             STOCK PURCHASE WARRANT


            THIS WARRANT CERTIFIES THAT, for value received, FIRST SECURITY VAN KASPER or its registered assigns (the "Holder") is entitled to purchase from TREGA BIOSCIENCES, INC., a corporation organized under the laws of the State of Delaware (the "Company"), at any time or from time to time during the period specified in Section 2 hereof, 220,000 fully paid and nonassessable shares of the Company's common stock, $.001 par value (the "Common Stock"), at an exercise price of $5.375 per share (the "Exercise Price"). The number of shares of Common Stock purchasable hereunder (the "Warrant Shares") and the Exercise Price are subject to adjustment as provided in Section 5 hereof.

            This Warrant is subject to the following terms, provisions and conditions:

            1. MANNER OF EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES. Subject to the provisions hereof, including, without limitation, the limitations contained in Section 8 hereof, this Warrant may be exercised at any time during the Exercise Period (as defined below) by the Holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "Exercise Agreement"), to the Company by 5 p.m. California time on any Business Day (as defined below) at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof) and upon: (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the applicable Exercise Price for the Warrant Shares specified in the Exercise Agreement; or (ii) delivery to the Company of written notice of an election to effect a Cashless Exercise (as defined in Section 11(c) hereof) for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the Holder hereof or such Holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered and the completed Exercise Agreement shall have been delivered and payment shall have been made for such shares as set forth above or, if such day is not a Business Day, on the next succeeding Business Day. The Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder hereof within a reasonable time, not exceeding five Business Days, after this Warrant shall have been so exercised (the "Delivery Period").

            If the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificate(s) does not bear a legend and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Warrant Shares so purchased to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the Holder physical certificate(s) representing the Warrant Shares so purchased. Further, the Holder may instruct the Company to deliver to the Holder the physical certificate(s) representing the Warrant Shares so purchased in lieu of delivering such shares by way of DTC Transfer. Any certificate(s) so delivered shall be in such denomination(s) as may be requested by the Holder hereof, shall be registered in the name of such Holder or such other name as shall be designated by such Holder and, following the date on which the Warrant Shares may be sold by the Holder pursuant to Rule 144(k) promulgated under the Securities Act (or a successor rule), shall not bear any restrictive legend. Upon a sale of any Warrant Shares pursuant to an effective registration statement, any restrictive legend on the certificate(s) representing such Warrant Shares shall be removed. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

            2. PERIOD OF EXERCISE. This Warrant may be exercised at any time or from time to time (an "Exercise Date") during the period (the "Exercise Period") beginning on the date hereof and ending at 5:00 p.m., California time, on the fifth annual anniversary of the date of original issuance hereof.

            3. REGISTRATION RIGHTS.

              (a) DEFINITIONS. For purposes of this Section 3:

                  (i) "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                  (ii) "Registrable Securities" means the Warrant Shares of the Company issued or issuable upon the exercise of this Warrant.

                  (iii) "Holder" means First Security Van Kasper or any assignee of record of such Registrable Securities to whom rights under this Section 3 have been assigned in accordance with the provisions of this Warrant.

              (b) SHELF REGISTRATION.

                  (i) The Company will file as soon as practicable, and in no event later than 30 days after the final closing (the "Closing Date") of that financing described in the Company's Confidential Offering Memorandum dated March 13, 2000 and the Supplement dated March 29, 2000 and Supplement #2 dated March 30, 2000 to such Confidential Offering Memorandum, a registration statement with the Securities and Exchange Commission ("SEC") under the Securities Act for the sale and distribution of all of the Holder's Registrable Securities, and shall thereafter use its best efforts to secure the effectiveness of such registration statement as soon as practicable.

                  (ii) The Company will pay all expenses incurred in connection with any registration, qualification and compliance requested hereunder (excluding underwriters' or brokers' discounts and commissions and the fees and disbursements of counsel for Holder or any selling stockholder), including without limitation all filing, registration and qualification, printers' and accounting fees and the fees and disbursements of counsel for the Company.

                  (iii) The Company will use its best efforts to cause the registration statement to remain effective until the earliest of (A) the date ending two years after the Closing Date, (B) the date on which all the Registrable Securities have been resold, or (C) the date on which each Holder of Registrable Securities is able to sell all of such Holder's Registrable Securities in a single three (3) month period without registration under the Securities Act pursuant to Rule 144.

              (c) OBLIGATIONS OF THE COMPANY. In order to effect the registration of any Registrable Securities under Section 3(b) of this Agreement, the Company will, as expeditiously as reasonably possible:

                  (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and deliver such registration statement, at the time of such filing, to the Holder.

                  (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (iii) Furnish to Holder such number of copies of a prospectus in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Holder that are included in such registration.

                  (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as will be reasonably requested by the Holder, provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (v) Notify the Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and upon such notice the Company shall use its best efforts to promptly correct such misstatement or omission and deliver to the Holder copies of such corrected prospectuses included in such registration statement form the date of notice until the date of such correction. The period during which the Company is required to keep any registration statement filed pursuant to Section 3(b) effective shall be extended for the amount of time required to amend such registration statement and deliver such prospectus relating thereto.

              (d) FURNISH INFORMATION. It will be a condition precedent to the obligations of the Company to take any action pursuant to Section 3(b) hereof that the

Holder will furnish to the Company such information regarding the Registrable Securities and the intended method of disposition of such securities as will be required to effect the registration of their Registrable Securities.

              (e) INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 3(b) hereof:

                  (i) to the extent permitted by law, the Company will indemnify and hold harmless the Holder, its partners, stockholders, officers and directors and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities to which they may become jointly or severally liable subject under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"):

                    (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                    (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                    (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement; and the Company will reimburse the Holder, each partner, stockholder, officer or director, underwriter or controlling person of the Holder for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 3(e)(i) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld), nor will the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder and each partner, stockholder, officer, director or controlling person of such Holder.

                  (ii) To the extent permitted by law, the Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other party selling securities under such registration statement or any of such other party's partners, directors or officers or stockholders or any person who controls such party within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such partner, director, officer, stockholder or controlling person of such other party may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation that arises solely as a result of written information furnished by the Holder expressly for use in connection with such registration; and the Holder will reimburse any legal or other expenses reasonably incurred by the Company or any partner, officer, director, stockholder or controlling person of such party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3(e)(ii) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by the Holder under this Section 3(e)(ii) in respect of any Violation will not exceed the aggregate proceeds (net of discounts) received by the Holder upon the sale of the Warrant Shares.

                  (iii) Promptly after receipt by an indemnified party under this Section 3(e) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3(e), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party will have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would by inappropriate due to actual differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if the indemnifying party is materially prejudiced thereby, will relieve such indemnifying party of liability, but only to the extent that such indemnifying party is prejudiced with respect to a specific claim.

                  (iv) The foregoing indemnity agreement with respect to any prospectus shall not inure to the benefit of the Holder, or any person controlling such Holder, from whom the person asserting any losses, claims, damages or liabilities purchased Registrable Securities, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) provided by the Company was not sent or given by or on behalf of such Holder to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                  (v) If the indemnification provided for in Sections 3(e)(i) or 3(e)(ii) hereof shall be unavailable to hold harmless an indemnified party in respect of any liability under the Securities Act, then, and in each such case, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statement or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable consideration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution under this subsection (v) by the Holder exceed the gross proceeds from the offering received by such indemnifying party. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  (vi) The obligations of the Company and the Holder under this
Section 3(e) will survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

              (f) RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, while a public market exists for the Common Stock of the Company, the Company will:

                  (i) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times while the Company is reporting under the Exchange Act;

                  (ii) Use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements); and

                  (iii) So long as Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act (at any time it is subject to the reporting requirements of the Exchange Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration (at any time the Company is subject to the reporting requirements of the Exchange
Act).

              (g) If Holder shall propose to sell any Registrable Securities pursuant to the registration statement, Holder shall notify the Company of its intent to do so at least three (3) full Business Days prior to such sale. Such notice shall be deemed to constitute a representation that any written information previously supplied by Holder is accurate as of the date of such notice. At any time within such three (3) Business Day period, the Company may notify the Holder that the Company will refuse to permit the Holder to resell any Registrable Securities pursuant to the registration statement for an initial period not to exceed thirty (30) day; PROVIDED, HOWEVER, that in order to exercise this right, the Company must deliver a certificate in writing to the Holder to the effect that a delay in such sale is necessary because a sale pursuant to such registration statement in its then-current form would not be in the best interest of the Company and its stockholders due to disclosure obligations of the Company. In such event, the Company shall use its best efforts to amend the registration statement, if necessary, and to take all other actions reasonably necessary to allow such sale, and shall notify the Holder promptly after it has determined that such sale has become permissible. Notwithstanding the foregoing, the Company shall not be entitled to exercise its right to refuse to permit a sale by the Holder more than three (3) times in any calendar year PROVIDED, HOWEVER, that the Holder will not be refused permission to sell under this Section 3(g) at the same time that another party is permitted to sell under the registration statement. The Holder hereby covenants and agrees that it will not sell any Registrable Securities pursuant to the registration statement during the periods the registration statement is withdrawn as set forth in this Section 3(g).

              (h) FURTHER INFORMATION. The Holder covenants that it will promptly notify the Company of any changes in the information set forth in the registration statement regarding such Holder or the Holder's plan of distribution.

            4. CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

              (a) SHARES TO BE FULLY PAID. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid and nonassessable and free from all taxes, liens, claims and encumbrances.

              (b) RESERVATION OF SHARES. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise in full of this Warrant.

              (c) LISTING. The Company shall secure the listing of the shares of Common Stock issuable upon exercise of or otherwise pursuant to this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of or otherwise pursuant to this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of or otherwise pursuant to this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

              (d) CERTAIN ACTIONS PROHIBITED. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company: (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect; and (ii) will take all such actions as the Company shall reasonably determine to be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

              (e) SUCCESSORS AND ASSIGNS. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

              (f) BLUE SKY LAWS. The Company shall, on or before the date of issuance of any Warrant Shares, take such actions as the Company shall reasonably determine are necessary to qualify the Warrant Shares for, or obtain exemption for the Warrant Shares for, sale to the Holder of this Warrant upon the exercise hereof under applicable securities or "blue sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Holder of this Warrant prior to such date; provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any such jurisdiction; provided, further, that Holder makes such representations and warranties as may be required to obtain such qualification or exemption.

            5. ANTIDILUTION PROVISIONS. During the Exercise Period, the Exercise Price and the number of Warrant Shares issuable upon the exercise of the Warrants, shall be subject to adjustment from time to time as provided in this
Section 5.

            In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent; provided that, in no event shall the Exercise Price per share be reduced below $.01.

              (a) SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company, at any time during the Exercise Period, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time during the Exercise Period, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

              (b) ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 5, the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased or decreased to equal the quotient obtained by dividing (i) the product of (a) the Exercise Price in effect immediately prior to such adjustment, multiplied by
(b) the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment, by (ii) the adjusted Exercise Price.

              (c) CONSOLIDATION, MERGER OR SALE. In case of any consolidation of the Company with, or merger of the Company into, any other entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company at any time during the Exercise Period, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the Holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 5 will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor entity (if other than the Company) assumes by written instrument the obligations under this Warrant and the obligations to deliver to the Holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire.

              (d) DISTRIBUTION OF ASSETS. In case the Company shall declare or make any distribution of its assets (other than cash) (or rights to acquire its assets (other than cash)) to holders of Common Stock as a partial liquidating dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders of shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"), at any time during the Exercise Period, then, upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, the Holder of this Warrant shall be entitled to receive its pro-rata amount of such assets (or such rights) as would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

              (e) NOTICE OF ADJUSTMENT. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the Holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares issuable upon exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

              (f) MINIMUM ADJUSTMENT OF THE EXERCISE PRICE. No adjustment of the Exercise Price shall be made in an amount of less than $.01 of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than $.01 of such Exercise Price.

              (g) NO FRACTIONAL SHARES. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.

              (h) CERTAIN DEFINITIONS.

                  (i) "BUSINESS DAY" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of California are authorized or obligated by law, regulation or executive order to close.

                  (ii) "CLOSING PRICE" shall mean for the Common Stock as of any date, the last sale price of such security on the principal United States securities exchange or trading market on which such security is listed or traded as reported by the Research Service of Nasdaq Trading and Market Services (or a comparable reporting service of national reputation selected by the Holder and reasonably acceptable to the Company if the Research Service of Nasdaq Trading and Market Services is not then reporting last sale prices of such security) (collectively, "NTMS"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by NTMS, or, if no sale price is reported for such security by NTMS, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a Trading Day (as defined below) for such security, on the next preceding day which was a Trading Day. If the Closing Price cannot be calculated for a share of Common Stock as of either of such dates on any of the foregoing bases, the Closing Price of such security on such date shall be the fair market value as determined by an investment banking firm selected by mutual agreement of the Holder and the Company, with the costs of such appraisal to be borne equally by the Company and the Holder. The manner of determining the Closing Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made.

                  (iii) "COMMON STOCK," for purposes of this Section 5, includes the Common Stock and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only Common Stock in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 5(c) hereof, the stock or other securities or property provided for in such Section.

                  (iv) "MARKET PRICE" shall mean, with respect to any date of determination, the average Closing Price during the ten (10) Trading Days ending on the Trading Day immediately preceding such date of determination, appropriately adjusted to reflect any stock dividend, stock split or similar transaction during either such relevant period. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

                  (v) "TRADING DAY" shall mean a Business Day on which at least 1,000 shares of Common Stock are traded on the principal United States securities exchange or trading market on which such security is listed or traded as reported by NTMS.

            6. ISSUE TAX. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder of this Warrant.

            7. NO RIGHTS OR LIABILITIES AS A SHAREHOLDER. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

            8. TRANSFER; EXCHANGE; REDEMPTION AND REPLACEMENT OF WARRANT.

              (a) RESTRICTION ON TRANSFER. This Warrant and the rights granted to the Holder hereof are transferable up to ten of the Holder's employees in whole or in part, at any one time, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 8(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in
Section 8 hereof. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered Holder hereof as the owner and Holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Section 3 hereof are assignable only to up to ten of the Holder's employees in accordance with the provisions of Section 3.

              (b) WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office or agency of the Company referred to in Section 8(e) below, for new Warrants of like tenor of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrant to represent the right to purchase such number of shares as shall be designated by the Holder hereof at the time of such surrender. No new Warrant shall be issued for a denomination that is less than 12,500 shares of Common Stock.

              (c) REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement and/or bond reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

              (d) CANCELLATION: PAYMENT OF EXPENSES. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 8, this Warrant shall be promptly canceled by the Company. The Holder shall pay all taxes and all other expenses and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 8.

              (e) WARRANT REGISTER. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

              (f) EXERCISE OR TRANSFER WITHOUT REGISTRATION. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the Holder of this Warrant furnish to the Company a written opinion of counsel, reasonably satisfactory to the Company stating that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance reasonably acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter, or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act.

            9. NOTICES. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:


                  If to the Company:             TREGA BIOSCIENCES, INC.
                                                 9880 Campus Point Drive
                                                 San Diego, CA 92121
                                                 Telephone No.:  858-410-6500
                                                 Facsimile No.:  858-410-6501
                                                 Attention:  Chief Executive Officer

                  With a copy to:                Pillsbury Madison & Sutro LLP
                                                 50 Fremont Street
                                                 San Francisco, CA 94105
                                                 Telephone No.:  415-983-1000
                                                 Facsimile No.:  415-983-1200
                                                 Attention:  Thomas E. Sparks

If to the Holder, at such address as such Holder shall have provided in writing to the Company, or at such other address as such holder furnishes by notice given in accordance with this Section 9, and, for any notice under
Section 3, with a copy to:

                          First Security Van Kasper
                          Telephone No.: (310) 443-3403
                          Facsimile No.: (310) 443-3400
                          Attention: David H. Horwich
                                     Senior Vice President
                                     Corporate Finance

            10. GOVERNING LAW; JURISDICTION. This Warrant shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed in the State of California. Each of the Company and the Holder irrevocably consents to the jurisdiction of the United States federal courts and state courts located in the State of California in any suit or proceeding based on or arising under this Warrant and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts.

            11. MISCELLANEOUS.

              (a) AMENDMENTS. Except as provided in Section 8(g) hereof, this Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder hereof.

              (b) DESCRIPTIVE HEADINGS. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

              (c) CASHLESS EXERCISE. This Warrant may be exercised at any time or from time to time during the Exercise Period, by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the Holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying (i) the number of Warrant Shares to which it would otherwise be entitled by (ii) a fraction, the numerator of which shall be the difference between the then current Market Price per share of the Common Stock and the Exercise Price, and the denominator of which shall be the Market Price per share of Common Stock.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

              IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                       TREGA BIOSCIENCES, INC.



                                       By: /s/ Michael G. Grey
                                          ------------------------
                                       Name: Michael G. Grey
                                            ----------------------
                                       Title: President and CEO
                                             ---------------------

                           FORM OF EXERCISE AGREEMENT

         (TO BE EXECUTED BY THE HOLDER IN ORDER TO EXERCISE THE WARRANT)


To:      TREGA BIOSCIENCES, INC.

         Telephone No.: 858-410-6500
         Facsimile No.: 858-410-6501
         Attention: General Counsel


              The undersigned hereby irrevocably exercises the right to purchase ______________ shares of the Common Stock of TREGA BIOSCIENCES, INC., a corporation organized under the laws of the State of Delaware (the "Company"), and either:

/ / tenders herewith payment of the Exercise Price in full, in the amount of $_______________ in cash, by certified or official bank check or by wire transfer for the account of the Company; or

/ / elects pursuant to Section 11(c) of the Warrant to convert such Warrant into Common Stock on a cashless exercise basis.

              The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

/ / The undersigned requests that the Company cause its transfer agent to electronically transmit the Common Stock issuable pursuant to this Exercise Agreement to the account of the undersigned or its nominee (which is) with DTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer").

/ / In lieu of receiving the shares of Common Stock issuable pursuant to this Exercise Agreement by way of DTC Transfer, the undersigned hereby requests that the Company cause its transfer agent to issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

              The undersigned requests that a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant, in the name of the Holder and delivered to the undersigned at the address set forth below:

Dated:
      ---------------------------              ------------------------------
                                               Signature of Holder



                                                ------------------------------
                                                Name of Holder (Print)

                                                Address:


                                                -------------------------------

                               FORM OF ASSIGNMENT


              FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the attached Warrant, with respect to the number of shares of Common Stock covered thereby issuable pursuant to the attached Warrant set forth hereinbelow, to:

NAME OF ASSIGNEE                ADDRESS                 NO. OF SHARES





and hereby irrevocably constitutes and appoints __________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Dated:
      -----------------------,

In the presence of                          Name:
                                                 --------------------------
                                               Signature:
      -----------------------                            -------------------
                                               Title of Signing Officer or
                                               Agent (if any):

                                            Address:
                                                    ------------------------

                                            Note:  The above signature should
                                            correspond exactly with the name on
                                            the face of the within Warrant.